Exhibit 32.1

Certification Pursuant to Rule 13a-14(b) and Section 1350, Chapter 63 of Title 18, United States Code

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, the undersigned officers of Exactus, Inc.. (the “Company”), do hereby certify, to such officers’ knowledge, that:

The Annual Report on Form 10-K for the period ending December 31, 2020 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2021

/s/ Alvaro Alberttis
Alvaro Alberttis
Chief Officer Officer

/s/ John Price
John Price
Chief Financial Officer